Exhibit 15.2
January 30, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated, May 8, 2006, except as to Note 2 which is as of January 22, 2007, on our review of interim financial information of Valeant Pharmaceuticals International (the “Company”) for the three month periods ended March 31, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q/A for the quarter ended March 31, 2006, and our report dated, August 7, 2006, except as to Note 2 which is as of January 22, 2007, for the three month and six month periods ended June 30, 2006 and 2005 and included in this report on Form 10-Q/A for the quarter ended June 30, 2006, and our report dated January 22, 2007 on our review for three and nine month periods ended September 30, 2006 and 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2006, are incorporated by reference in its Registration Statements on Form S-8 (File Nos. 33-56971, 333-81383, 333-73098, 333-85572, 333-109877 and 333-109879).

Very truly yours,

PricewaterhouseCoopers LLP